Exhibit 4

EXECUTION COPY

UBS-BARCLAYS COMMERCIAL MORTGAGE TRUST 2013-C5,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2013-C5
AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT

AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT, dated as of April 24, 2013 (“Amendment No. 1”), by and among UBS Commercial Mortgage Securitization Corp., as depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Special Servicer”), Situs Holdings, LLC, as operating advisor (the “Operating Advisor”) and Deutsche Bank Trust Company Americas, as trustee, certificate administrator, custodian and paying agent (the “Trustee”), to the Pooling and Servicing Agreement defined below.

RECITALS

WHEREAS, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Trustee are parties to a Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”);

WHEREAS, pursuant to Section 11.08 of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or the Companion Loan Noteholders to amend or supplement a provision, or to supplement any other provision to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change, provided, that such amendment does not adversely affect in any material respects the interests of any Certificateholder or Companion Loan Noteholder not consenting thereto as evidenced by an Opinion of Counsel;

WHEREAS, Section 11.08 of the Pooling and Servicing Agreement provides, among other things, that no amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Certificate Administrator have received an Opinion of Counsel to the effect that such amendment is permitted and that all conditions precedent with respect thereto have been satisfied and such amendment will not cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or cause a tax to be imposed on the Trust Fund or either such Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust; and

WHEREAS, the Depositor desires to amend the Pooling and Servicing Agreement as set forth in this Amendment No. 1 and have obtained the Opinion of Counsel required by Section 11.08 of the Pooling and Servicing  Agreement in connection with this Amendment No. 1.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Trustee agree as follows:

SECTION 1.    Amendments.

The following shall be included as Section 6.07(c) to the Pooling and Servicing Agreement:

“(c)           With respect to the Santa Anita Pari Passu Loan Combination, the Master Servicer or the Special Servicer, as applicable, shall consult with the Santa Anita Mall Pari Passu Companion Loan Noteholder (the “Non-Lead Noteholder”) (or its designee or representative) on a strictly non-binding basis, to the extent that such Non-Lead Noteholder (or its designee or representative) requests consultation with respect to any Major Decision or the implementation of any recommended actions outlined in an Asset Status Report relating to the Santa Anita Pari Passu Loan Combination, and to consider alternative actions recommended by such Non-Lead Noteholders (or its designee or representative); provided, that after the expiration of a period of ten (10) Business Days from the delivery to the Non-Lead Noteholder (or its designee or representative) of written notice of a proposed action, together with copies of the related notice, information or report, the Non-Lead Noteholder (or its designee or representative) shall no longer have the right to consult with the Master Servicer or the Special Servicer, as applicable (unless the Master Servicer or Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall begin anew from the date of such proposal and delivery of all information relating thereto); and provided, further that such non-binding consultation rights of the Non-Lead Holder provided in this Section 6.07(c) will terminate while a Consultation Termination Event has occurred and is continuing.  Notwithstanding the foregoing non-binding consultation rights of the Non-Lead Noteholder, the Master Servicer or the Special Servicer, as applicable, may take any Major Decision or any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Master Servicer or the Special Servicer, as applicable, determines that immediate action with respect thereto is necessary to protect the interests of the Certificateholder and the Non-Lead Noteholder.  Unless specified otherwise in the related Intercreditor Agreement, neither the Master Servicer or the Special Servicer shall be obligated at any time to follow or take any alternative actions recommended by the Non-Lead Noteholder and shall have no responsibility or liability to the Non-Lead Noteholder for not taking or considering any proposed action by the Non-Lead Noteholder.”

SECTION 2.    Conditions Precedent.  This Amendment No. 1 shall become effective on the date this Amendment No. 1 has been executed and delivered by a duly authorized officer of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Trustee and all conditions precedent to this Amendment No. 1 under the Pooling and Servicing Agreement have been satisfied.

SECTION 3.    Limited Effect.  Except as expressly amended and modified by this Amendment No. 1, the Pooling and Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4.     Defined Terms.  Unless otherwise defined in this Amendment No. 1, capitalized terms used herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

SECTION 5.     Counterparts.  This Amendment No. 1 may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment No. 1 in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment No. 1.

SECTION 6.   Governing Law.  THIS AMENDMENT NO. 1 AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT NO. 1, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT NO. 1, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT NO. 1.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

UBS COMMERCIAL MORTGAGE SECURITIZATION CORP., as Depositor

By:	/s/ David Schell
	Name:	David Schell
	Title:	Director

By:	/s/ Siho Ham
	Name:	Siho Ham
	Title:	Associate Director

UBS-BB 2013-C5 -- Amendment No. 1 to Pooling and Servicing Agreement

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Master Servicer

By:	/s/ David A. Eckels
	Name:	David A. Eckels
	Title:	Senior Vice President

UBS-BB 2013-C5 -- Amendment No. 1 to Pooling and Servicing Agreement

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Special Servicer

By:	/s/ David A. Eckels
	Name:	David A. Eckels
	Title:	Senior Vice President

UBS-BB 2013-C5 -- Amendment No. 1 to Pooling and Servicing Agreement

SITUS HOLDINGS, LLC, as Operating Advisor

By:	/s/ George Wisniewski
	Name:	George Wisniewski
	Title:	Senior Managing Director

UBS-BB 2013-C5 -- Amendment No. 1 to Pooling and Servicing Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Certificate Administrator, Paying Agent and Custodian

By:	/s/ Jennifer Van Dyne
	Name:	Jennifer Van Dyne
	Title:	Assistant Vice President

By:	/s/ Melissa Rossiter
	Name:	Melissa Rossiter
	Title:	Vice President

UBS-BB 2013-C5 -- Amendment No. 1 to Pooling and Servicing Agreement

Acknowledged and Agreed By:

EIGHTFOLD REAL ESTATE CAPITAL FUND II, L.P.

By:	/s/ Michael E. Wheeler
	Name:	Michael E. Wheeler
	Title:	Vice President

UBS-BB 2013-C5 -- Amendment No. 1 to Pooling and Servicing Agreement